QuickLinks -- Click here to rapidly navigate through this document

Exhibit 15

September 9, 2003

Board of Directors and Stockholders
Aon Corporation

We are aware of the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 3 to Form S-3 No. 333-102799) and related Prospectus of Aon Corporation of our reports dated May 9, 2003 and August 8, 2003 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation which are included in its Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

/s/ Ernst & Young LLP

QuickLinks

  Exhibit 15